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Exhibit 10.1

                            1995 Incentive Stock Plan

                                       of

                           First Priority Group, Inc.

     1. PURPOSES OF THE PLAN. This 1995 Incentive Stock Plan (the "Plan") is designed to provide an incentive to employees (including directors and officers who are employees), directors (who are not employees) and to consultants (who are neither employees nor directors) of First Priority Group, Inc., a New York corporation (the "Company"), and its present and future Subsidiary corporations, as defined in Paragraph 19, and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of Incentive Stock Options ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-statutory Options ("NSO"), but the Company makes no warranty as to the qualification of any option as an ISO under the Code.

     2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock $.015 par value per share of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed Three Million (3,000,000). Such shares of Common Stock may in the discretion of the Board of Directors of the Company (the "Board of Directors") consist either in whole or in part of authorized, but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated, unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of not less than three members of the Board of Directors each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting shall be the acts of the Committee.

Should the Board of Directors not appoint a Stock Option Committee, or not be able to appoint to the Committee three members of the Board of Directors who shall each be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation promulgated under the Exchange Act, then the Plan shall be administered by the Board of Directors, with all rights and obligations of the Committee as set forth in the Plan, until such time as a properly qualified Committee is appointed.

Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, except as set forth in Paragraph 4A, to determine the employees, directors and consultants who shall receive options: the times when they shall receive options; whether an option granted to an employee shall be an ISO or a NSO; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole or in part or in installments, and , if installments, the number of shares of Common Stock to subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares of Common Stock may be issued on exercise of an option as partly paid, and if so, the dates when future installments of the exercise price shall become due and the amounts of such


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installments; the exercise price of each option; the form of payment of the exercise price; the amount, if any, necessary to satisfy the Company's obligation to withhold taxes; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in the Contract (as described in Paragraph 11), including without limitations, contingencies relating to entering into a covenant not to compete with the Company and its Subsidiaries, a division, a product line or other category, and/or the period of continued employment for the optionee with the Company, or its Subsidiaries, and to determine whether such contingencies have been met; to construe the respective Contract and the Plan, with consent of the optionee, to cancel or modify the option, provided such option as modified would be permitted to be granted on such date under the terms of the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on matters referred to in this Paragraph 3 shall be conclusive. No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

4. ELIGIBILITY OF GRANTS. The Committee may, consistent with the purpose of the Plan, grant options from time to time, to employees (including officers and directors who are employees), to directors who are not employees ("Non-employee Directors")and/or consultants (who are neither employees or directors) of the Company or any of its Subsidiaries. Options granted shall cover such number of shares of Common Stock as the Committee may determine provided, however, that the aggregate fair market value (determined as of the time the option with respect to the stock is granted) of stock with respect to which ISO's are exercisable for the first time by any individual during any calendar year (under all plans of the individual's employer corporation and its Parent and Subsidiary corporation) exceeds $100,000, such options shall be treated as options which are not incentive stock options. The $100,000 limitation shall be applied by taking options into account in the order in which they were granted.

     A. Non-employee Director Stock Options.


     (a) Eligibility. Each Non-Employee Director shall be granted options to purchase shares of Common Stock in accordance with this Paragraph 4A. All options granted under this Paragraph 4A shall constitute a NSO.

     (b) Grants of Stock Option. Each Non-employee Director shall be granted NSOs as follows:

          (i) Time of grant. On the date following the end of the Company's fiscal year in 1996 and each year thereafter, each Non-employee Director who is a Non-employee Director after the end of the Company's fiscal year shall be granted an option to purchase 15,000 shares of Common Stock at a purchase price equal to the fair market value of a share of Common Stock on the date of grant of such option.

          (ii) Option Period and Exercisability. Each option granted under this Paragraph 4A shall be exercisable in part or in full at any time after the grant thereof provided: (1) each such option shall expire ten (10) ten years after its date of grant or on such earlier date as is hereinafter provided and (2) no Common Stock acquired upon the exercise of such options shall be sold or transferred by the person exercising such option during the six month period following the date of exercise of such option if such person shall be a director of the Company on the date such option is exercised. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Paragraph 4A shall be exercisable in accordance with Paragraph 7.

     5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Committee, provided, however, that the exercise price shall not be less than 100 percent of the fair market value of the Common Stock subject to such option on the date of grant; and further provided, that if, at the time an ISO is granted, the optionee owns, or is deemed to own in excess of 10


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percent of the total combined voting power of all classes of stock of the corporation or its Subsidiary corporations, the exercise price of such ISO shall not be less than 110 percent of the fair market value of the Common Stock subject to such ISO on the date of grant.

     6. TERM. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at or before the time such option is granted: provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and further provided, that if, at the time an ISO is granted, the optionee owns, or is deemed to own, stock possessing more than 10 percent of total combined voting power of all classes of stock of the Company, or any of its Subsidiaries, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.


     7. EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company, at its principal office (at present 270 Duffy Avenue, Hicksville, New York 11801,
Attention: Stock Option Committee), stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price thereof (or the amount due on exercise if the Contract permits, with previously acquired shares of Common Shares having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock.

A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a shareholder with respect to such shares of Common Stock until the date of issuance of a stock certificate is issued, any option holder using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares.

In no case, may a fraction of a share of Common Stock be purchased or issued under the Plan.

     8. TERMINATION OF EMPLOYMENT. Any holder of an option granted to an employee whose employment with the Company (and/or its Subsidiaries) has terminated for any reason other than his or her death or Disability (as defined in Paragraph 19) may exercise such option, to the extent exercisable on the date of termination, at any time within three months after the date of termination; but not thereafter and in no event after the expiration of the term of the option; provided, however, that if his or her employment shall be terminated either (a) for cause, or (b) without the consent of the Company, said option shall be terminate immediately. Options granted to employees under the Plan shall not be affected by any change in the status of the holder so long as he continues to be a full-time employee of the Company, or any of its Subsidiaries (regardless of having been transferred from one corporation to another).

For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such a corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such period if the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or related corporation) is guaranteed whether by statute or by contract. If the period of leave exceeds 90 days and individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

An option granted to a consultant may be exercised at any time during its term. It shall not be affected by a change in the holder's relationship with the Company or its Subsidiaries.

An option granted to a director, who is not an employee of the Company or a Subsidiary, may exercise such option, to the extent it is exercisable on the date of the end of his or her term as a member of the Board of


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Directors, at any time within one (1) year after the end of said term, unless the Committee affirmatively extends the term of said option. Notwithstanding the previous sentence, should the director be removed as a member of the Board of Directors, for cause, the option shall terminated immediately.

Nothing in the Plan or in any option granted under the Plan shall confer on any individual any right to continue in the employ, or to serve as a consultant or a director of the Company or a Subsidiary, or interfere in any way with the right of the Company, or any of its Subsidiaries to terminate the holder's employment or consulting or remove the holder as a member of the Board of Directors, at any time for any reason whatsoever without liability to the Company of any of its Subsidiaries.

     9. DEATH OF DISABILITY OF AN OPTIONEE. If an employee or director to whom an option was granted dies (a) while he is employed by the Company, or its Subsidiaries; or (b) within 90 days after termination of his employment (unless such termination was for cause or without the consent of the Company; or (c) while serving as a member of the Board of Directors of the Company; or (d) within 90 days after the expiration of his or her term as a member of the Board of Directors; or (e) within one year following the termination of his employment by reason of Disability, the option may be exercised, to the extent exercisable on the date of death, by his or her executor, administrator or other person at the time entitled by law to his rights under such option, at any time within one year after death, but not thereafter and in no event after the expiration of the term of the option.

The holder of an option granted to an employee whose employment has terminated by reason of Disability may exercise such option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the expiration of the term of the option.

The term of an option granted to a consultant shall not be affected by the death or Disability of the consultant. In such event, the option may be exercised by the executor, administrator or other person a the time entitled by law to his rights under such option to the extent exercisable at the time of the consultant's death or Disability at any time during the term of the option, but not thereafter.

     10. COMPLIANCE WITH SECURITIES LAWS. The Committee may require, in its discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon exercise. Nothing shall be construed as requiring the Company to register shares subject to any option under the

Securities Act.

The Committee may require the optionee to execute and deliver to the Company his or her representation and warranty in form and substance satisfactory to the Committee, that the shares of Common Stock to be issued upon exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In addition, the Committee may require the optionee to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall provide the Company with a favorable written opinion of counsel in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

In addition, if at any time the committee shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange or under any applicable law, or the consent, or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option, or the issue of shares of Common Stock thereunder, such


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option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been effective or obtained free of any conditions not acceptable to the Committee.

     11. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate contract which shall be duly executed by the Company and the optionee, shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee (the "Contract").

     12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, recapitalization, merger in which the Company is the surviving corporation, split-up, combination or exchange or the like, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof shall be appropriately adjusted by the Board of Directors, including options granted pursuant to Paragraph 4A, whose determination shall be conclusive.

In the event of (a) the liquidation or dissolution of the Company, (b) a merger in which the Company is not the surviving corporation or a consolidation, or (c) any other capital reorganization in which more than 50 percent of the shares of Common Stock of the Company entitled to vote are exchanged, any outstanding options shall become exercisable in full.


     13. AMENDMENTS AND TERMINATION OF THE PLAN. The Board of Directors, without further approval of the Company's shareholders , may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including without limitation, in order to fully comply with the Code and Rule 16b-3 promulgated under the Exchange Act. The Plan may not be amended without consent of the Company's shareholders for those changes that require shareholders' approval under the Code. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

     14. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution attachment or similar process.

     15. WITHHOLDING TAXES. The Company may withhold cash and or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determines is necessary to satisfy its obligation to withhold Federal, state and local income taxes incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made.

     16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from the registration requirements of the Securities Act, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition", as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.


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The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.


     17. USE OF PROCEEDS. The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for its general corporate purpose as the Board of Directors may determine.

     18. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the shareholders substitute new options for prior options of a Constituent Corporation (as defined in Paragraph
19) or assume the prior options of such Constituent Corporation.

     19. DEFINITIONS.

     (a) Subsidiary(ies). Term Subsidiary(ies) shall have the same definition as "Subsidiary Corporation" in Section 424(f) of the Code.

     (b) Parent. The term "Parent" shall have the same definition as "Parent Corporation" in Section 424(e) of the Code.

     (c) Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any subsidiary of such corporation.

     (d) Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

     20. GOVERNING LAW. The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of New York.

     21. PARTIAL INVALIDITY. The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

     22. STOCKHOLDER APPROVAL. This Plan shall be subject to approval by the holders of a majority of the Company's outstanding shares of Common Stock entitled to vote thereon. No options granted pursuant to this Plan shall be exercised prior to such approval. Notwithstanding the foregoing, if this Plan is not approved by a vote of the shareholders of the Company prior to the expiration of the twelve month period commencing on the date this Plan is adopted by the Board of Directors, then this Plan shall be terminated.


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